Exhibit 5.1

November 9, 2022	Norton Rose Fulbright US LLP 1301 Avenue of the Americas New York, New York 10019-6022 United States of America Tel +1 212 318 3000 Fax +1 212 318 3400 nortonrosefulbright.com

Universal Health Services, Inc.

and the Guarantors

367 South Gulph Road

King of Prussia, Pennsylvania 19406

Ladies and Gentlemen:

We have acted as counsel to Universal Health Services, Inc., a Delaware corporation (the “Company”), the subsidiaries of the Company listed on Schedule I hereto (the “DE Guarantors”) and the subsidiaries of the Company listed on Schedule II hereto (the “Non-DE Guarantors” and, collectively with the DE Guarantors, the “Guarantors”), in connection with the Company’s offer to exchange up to $700,000,000 in aggregate principal amount of the Company’s 1.650% Senior Secured Notes due 2026 (the “2026 Exchange Notes”), $800,000,000 in aggregate principal amount of the Company’s 2.650% Senior Secured Notes due 2030 (the “2030 Exchange Notes”), and $500,000,000 in aggregate principal amount of the Company’s 2.650% Senior Secured Notes due 2032 (the “2032 Exchange Notes” and together with the 2026 Exchange Notes and the 2030 Exchange Notes, the “Exchange Notes”) in exchange for a like principal amount of the Company’s issued and outstanding 1.650% Senior Secured Notes due 2026 (the “2026 Original Notes”), 2.650% Senior Secured Notes due 2030 (the “2030 Original Notes”) and 2.650% Senior Secured Notes due 2032 (the “2032 Original Notes”) pursuant to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 9, 2022 (the “Registration Statement”).

The 2030 Original Notes were issued, and the 2030 Exchange Notes will be issued, under the Indenture, dated as of September 21, 2020, among the Company, the Guarantors, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and JPMorgan Chase Bank, N.A. as collateral agent (the “Collateral Agent), as supplemented by the Supplemental Indenture, dated as of August 24, 2021, among the Company, the Guarantors, the Trustee and the Collateral Agent, the Second Supplemental Indenture, dated as of June 23, 2022, among the Company, the Guarantors, the Trustee and the Collateral Agent, and the Third Supplemental Indenture, dated as of November 4, 2022, among the Company, the Guarantors, the Trustee and the Collateral Agent (collectively, the “2020 Indenture”). The 2026 Original Notes and the 2032 Original Notes were issued, and the 2026 Exchange Notes and the 2032 Exchange Notes will be issued, under the Indenture, dated as of August 24, 2021, among the Company, the Guarantors, the Trustee and the Collateral Agent, as supplemented by the First Supplemental Indenture, dated as of June 23, 2022, among the Company, the Guarantors, the Trustee and the Collateral Agent, and the Second Supplemental Indenture, dated as of November 4, 2022, among the Company, the Guarantors, the Trustee and the Collateral Agent (collectively, the “2021 Indenture” and, together with the 2020 Indenture, the “Indentures”). Pursuant to the Indentures, the Original Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed, jointly and severally, on the terms and subject to the conditions set forth in the Indentures (the “Original Note Guarantees” and the “Exchange Note Guarantees,” respectively).

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Universal Health Services, Inc. November 9, 2022 Page 2

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, the Guarantors and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

(a)	the 2020 Indenture and the 2021 Indenture;

(b)	duplicates of the global certificates representing the Exchange Notes;

(c)	the Original Note Guarantees and Exchange Note Guarantees, the terms of which are set forth in the 2020 Indenture and the 2021 Indenture;

(d)

the Registration Rights Agreement, dated as of September 21, 2020, by and among the Company, the Guarantors party thereto, and J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC, and

(e)

the Registration Rights Agreement, dated as of August 24, 2021, by and among the Company, the Guarantors party thereto, and J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC and Truist Securities, Inc.

The documents referred to in items (a) through (e) above, inclusive, are referred to herein collectively as the “Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the statements, representations and warranties contained in the Documents, certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company, the Guarantors and others and assume compliance on the part of all parties to the Documents with their respective covenants and agreements contained therein.

All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) all of the parties to the Documents (other than the Company and the DE Guarantors) are validly existing and in good standing under the laws of their respective jurisdictions of organization; (ii) the parties to the Documents (other than the Company and the DE Guarantors) have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby; (iii) each of the Documents has been duly

Universal Health Services, Inc. November 9, 2022 Page 3

authorized, executed and delivered by each of the parties thereto (other than the Company and the DE Guarantors), (iv) each of the Documents constitutes a valid and binding obligation of all of the parties thereto (other than as expressly addressed in the opinions below as to the Company and the Guarantors), enforceable against such parties in accordance with their respective terms; (v) all of the parties to the Documents will comply with all of their obligations under the Documents and all laws applicable thereto; (vi) the Exchange Notes will be duly authenticated and delivered by the Trustee in accordance with the terms of the Indentures, against receipt of the Original Notes surrendered in exchange therefor; and (vii) the Exchange Notes and the notations of guarantee evidencing the Exchange Note Guarantees will conform to the specimens thereof examined by us.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The Exchange Notes, when executed, issued and delivered by the Company in accordance with the terms of the Indentures in exchange for the Original Notes in the manner contemplated by the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.

The Exchange Note Guarantees, when the Exchange Notes have been duly executed, issued and delivered in accordance with the terms of the Indentures in exchange for the Original Notes in the manner contemplated by the Registration Statement, will constitute valid and binding obligations of each of the Guarantors, enforceable against the Guarantors in accordance with their terms.

The foregoing opinions regarding the enforceability of the Exchange Notes and the Exchange Note Guarantees (collectively, the “Opinion Documents”) are subject to the following:

(i)

The enforceability of the Opinion Documents may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, probate, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors generally, (b) the refusal of a particular court to grant (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (ii) a particular remedy sought under any Opinion Document as opposed to another remedy provided for therein or another remedy available at law, admiralty or in equity, (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity, admiralty or at law), and (d) judicial discretion.

(ii)

In rendering the foregoing opinions, we express no opinion as to (a) the availability of certain equitable remedies, including specific performance; (b) provisions in the Opinion Documents that purport to (i) restrict access to legal or equitable remedies, (ii) establish property classifications, presumptions or evidentiary standards, or (iii) waive or affect rights or defenses of any party that may not be waived or affected under applicable law, (c) provisions in the Opinion Documents relating to severability clauses, (d) provisions in the Opinion Documents relating to indemnities and rights of contribution to the extent prohibited by public policy or which might require indemnification or contribution for losses or expenses

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caused by negligence, gross negligence, willful misconduct, fraud or illegality of a party otherwise entitled to indemnification or contribution, and (e) the effect of any provision of the Opinion Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto.

(iii)

We note that the enforceability of specific provisions of the Opinion Documents may be subject to standards of reasonableness, care and diligence and “good faith” limitations and obligations such as those provided in Sections 1-302(b), 1-303, 1-304 and 1-309 of the New York Uniform Commercial Code and applicable principles of common law and judicial decisions.

(iv)	We have assumed that the Trustee and the Collateral Agent will enforce and perform each Opinion Document in compliance with the provisions thereof and all requirements of applicable law.

(v)

In connection with any provisions of the Opinion Documents whereby the Company or any Guarantor submits to the jurisdiction of the United States District Court for the Southern District of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on Federal court jurisdiction, and we also note that such submissions cannot supersede such court’s discretion in determining whether to transfer an action from one Federal court to another under 28 U.S.C. § 1404(a).

The opinions expressed herein are limited to the laws of the State of New York and to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Revised Uniform Limited Partnership Act of the state of Delaware, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of the effectiveness of the Registration Statement, and we undertake no responsibility to update or supplement this letter after such time.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ NORTON ROSE FULBRIGHT US LLP

Norton Rose Fulbright US LLP

Universal Health Services, Inc. November 9, 2022 Page 5

SCHEDULE I

DE GUARANTORS

Entity	Jurisdiction of incorporation or organization
Ascend Health Corporation	Delaware
Atlantic Shores Hospital, LLC	Delaware
Beach 77 LP	Delaware
Behavioral Health Management, LLC	Delaware
Behavioral Health Realty, LLC	Delaware
Behavioral Healthcare LLC	Delaware
BHC Holdings, Inc.	Delaware
BHC Mesilla Valley Hospital, LLC	Delaware
BHC Northwest Psychiatric Hospital, LLC	Delaware
Brentwood Acquisition—Shreveport, Inc.	Delaware
Calvary Center, Inc.	Delaware
CAT Realty, LLC	Delaware
CAT Seattle, LLC	Delaware
Cedar Springs Hospital, Inc.	Delaware
Coral Shores Behavioral Health, LLC	Delaware
Cumberland Hospital Partners, LLC	Delaware
DHP 2131 K St, LLC	Delaware
Diamond Grove Center, LLC	Delaware
DVH Hospital Alliance LLC	Delaware
Emerald Coast Behavioral Hospital, LLC	Delaware
Fort Duncan Medical Center, L.P.	Delaware
FRN, Inc.	Delaware
Frontline Behavioral Health, Inc.	Delaware
Frontline Hospital, LLC	Delaware
Frontline Residential Treatment Center, LLC	Delaware
HHC Delaware, Inc.	Delaware
HHC Pennsylvania, LLC	Delaware
Hickory Trail Hospital, L.P.	Delaware

Universal Health Services, Inc. November 9, 2022 Page 6

Entity	Jurisdiction of incorporation or organization
Horizon Health Corporation	Delaware
Horizon Health Hospital Services, LLC	Delaware
Independence Physician Management, LLC	Delaware
Keys Group Holdings LLC	Delaware
Keystone/CCS Partners LLC	Delaware
KMI Acquisition, LLC	Delaware
Laurel Oaks Behavioral Health Center, Inc.	Delaware
Liberty Point Behavioral Healthcare, LLC	Delaware
Manatee Memorial Hospital, L.P.	Delaware
McAllen Hospitals, L.P.	Delaware
McAllen Medical Center, Inc.	Delaware
Merion Building Management, Inc.	Delaware
Ocala Behavioral Health, LLC	Delaware
Palmetto Behavioral Health Holdings, LLC	Delaware
Pasteur Healthcare Properties, LLC	Delaware
Pendleton Methodist Hospital, L.L.C.	Delaware
Premier Behavioral Solutions Of Florida, Inc.	Delaware
Premier Behavioral Solutions, Inc.	Delaware
Psychiatric Realty, LLC	Delaware
Psychiatric Solutions Hospitals, LLC	Delaware
Psychiatric Solutions, Inc.	Delaware
Ramsay Managed Care, LLC	Delaware
Ramsay Youth Services Of Georgia, Inc.	Delaware
Riveredge Hospital Holdings, Inc.	Delaware
RR Recovery, LLC	Delaware
Salt Lake Behavioral Health, LLC	Delaware
Salt Lake Psychiatric Realty, LLC	Delaware
Shadow Mountain Behavioral Health System, LLC	Delaware
Springfield Hospital, Inc.	Delaware
Stonington Behavioral Health, Inc.	Delaware

Universal Health Services, Inc. November 9, 2022 Page 7

Entity	Jurisdiction of incorporation or organization
TBD Acquisition II, LLC	Delaware
TBD Acquisition, LLC	Delaware
TBJ Behavioral Center, LLC	Delaware
Texas Hospital Holdings, Inc.	Delaware
Toledo Holding Co., LLC	Delaware
Two Rivers Psychiatric Hospital, Inc.	Delaware
UBH Of Oregon, LLC	Delaware
UBH Of Phoenix Realty, LLC	Delaware
UBH Of Phoenix, LLC	Delaware
UHP LP	Delaware
UHS Capitol Acquisition, LLC	Delaware
UHS Children’s Services, Inc.	Delaware
UHS Funding, LLC	Delaware
UHS Kentucky Holdings, L.L.C.	Delaware
UHS Midwest Behavioral Health, LLC	Delaware
UHS Of Anchor, L.P.	Delaware
UHS Of Benton, LLC	Delaware
UHS Of Bowling Green, LLC	Delaware
UHS Of Centennial Peaks, L.L.C.	Delaware
UHS Of Cornerstone Holdings, Inc.	Delaware
UHS Of Cornerstone, Inc.	Delaware
UHS Of D.C., Inc.	Delaware
UHS Of Delaware, Inc.	Delaware
UHS Of Denver, Inc.	Delaware
UHS Of Dover, L.L.C.	Delaware
UHS Of Doylestown, L.L.C.	Delaware
UHS Of Fairmount, Inc.	Delaware
UHS Of Georgia Holdings, Inc.	Delaware
UHS Of Georgia, Inc.	Delaware
UHS Of Greenville, LLC	Delaware
UHS Of Lakeside, LLC	Delaware

Universal Health Services, Inc. November 9, 2022 Page 8

Entity	Jurisdiction of incorporation or organization
UHS Of Laurel Heights, L.P.	Delaware
UHS Of Madera, Inc.	Delaware
UHS Of Parkwood, Inc.	Delaware
UHS Of Peachford, L.P.	Delaware
UHS Of Phoenix, LLC	Delaware
UHS Of Provo Canyon, Inc.	Delaware
UHS Of Puerto Rico, Inc.	Delaware
UHS Of Ridge, LLC	Delaware
UHS Of Rockford, LLC	Delaware
UHS Of Salt Lake City, L.L.C.	Delaware
UHS Of Savannah, L.L.C.	Delaware
UHS Of Spring Mountain, Inc.	Delaware
UHS Of Springwoods, L.L.C.	Delaware
UHS Of Summitridge, L.L.C.	Delaware
UHS Of Texoma, Inc.	Delaware
UHS Of Timpanogos, Inc.	Delaware
UHS Of Tucson, LLC	Delaware
UHS Of Wyoming, Inc.	Delaware
UHS Sahara, Inc.	Delaware
UHS Sub III, LLC	Delaware
UHS-Corona, Inc.	Delaware
Universal Health Services Of Palmdale, Inc.	Delaware
University Behavioral Health Of El Paso, LLC	Delaware
Valle Vista, LLC	Delaware
Valley Health System LLC	Delaware
Wekiva Springs Center, LLC	Delaware
Willow Springs, LLC	Delaware
Windmoor Healthcare Of Pinellas Park, Inc.	Delaware
Wisconsin Avenue Psychiatric Center, Inc.	Delaware

Universal Health Services, Inc. November 9, 2022 Page 9

SCHEDULE II

NON-DE GUARANTORS

Entity	Jurisdiction of incorporation or organization
ABS Lincs Ky, LLC	Virginia
ABS Lincs SC, Inc.	South Carolina
ABS Lincs VA, Inc.	Virginia
Aiken Regional Medical Centers, LLC	South Carolina
Alliance Health Center, Inc.	Mississippi
Alternative Behavioral Services, Inc.	Virginia
AZ Holding 4, LLC	Arkansas
Benchmark Behavioral Health System, Inc.	Utah
BHC Alhambra Hospital, Inc.	Tennessee
BHC Belmont Pines Hospital, Inc.	Tennessee
BHC Fairfax Hospital, Inc.	Tennessee
BHC Fox Run Hospital, Inc.	Tennessee
BHC Fremont Hospital, Inc.	Tennessee
BHC Health Services Of Nevada, Inc.	Nevada
BHC Heritage Oaks Hospital, Inc.	Tennessee
BHC Intermountain Hospital, Inc.	Tennessee
BHC Montevista Hospital, Inc.	Nevada
BHC Of Indiana, General Partnership	Tennessee
BHC Pinnacle Pointe Hospital, LLC	Tennessee
BHC Properties, LLC	Tennessee
BHC Sierra Vista Hospital, Inc.	Tennessee
BHC Streamwood Hospital, Inc.	Tennessee
Bloomington Meadows, General Partnership	Tennessee
Brentwood Acquisition, Inc.	Tennessee
Brynn Marr Hospital, Inc.	North Carolina
Canyon Ridge Hospital, Inc.	California

Universal Health Services, Inc. November 9, 2022 Page 10

Entity	Jurisdiction of incorporation or organization
CCS/Lansing, Inc.	Michigan
Children’s Comprehensive Services, Inc.	Tennessee
Columbus Hospital Partners, LLC	Tennessee
Cumberland Hospital, LLC	Virginia
Del Amo Hospital, Inc.	California
District Hospital Partners, L.P.	District of Columbia
Fannin Management Services, LLC	Texas
First Hospital Corporation Of Virginia Beach	Virginia
Forest View Psychiatric Hospital, Inc.	Michigan
Fort Lauderdale Hospital, Inc.	Florida
Garfield Park Hospital, LLC	Illinois
Great Plains Hospital, Inc.	Missouri
Gulf Coast Treatment Center, Inc.	Florida
Gulph Mills Associates, LLC	Pennsylvania
H. C. Corporation	Alabama
H.C. Partnership	Alabama
Harbor Point Behavioral Health Center, Inc.	Virginia
Havenwyck Hospital Inc.	Michigan
HHC Augusta, Inc.	Georgia
HHC Indiana, Inc.	Indiana
HHC Ohio, Inc.	Ohio
HHC Poplar Springs, LLC	Virginia
HHC River Park, Inc.	West Virginia
HHC South Carolina, Inc.	South Carolina
HHC St. Simons, Inc.	Georgia
Holly Hill Hospital, LLC	Tennessee
Horizon Health Austin, Inc.	Texas
Horizon Mental Health Management, LLC	Texas
HSA Hill Crest Corporation	Alabama
Hughes Center, LLC	Virginia

Universal Health Services, Inc. November 9, 2022 Page 11

Entity	Jurisdiction of incorporation or organization
Keystone Continuum, LLC	Tennessee
Keystone Education and Youth Services, LLC	Tennessee
Keystone Marion, LLC	Virginia
Keystone Memphis, LLC	Tennessee
Keystone Newport News, LLC	Virginia
Keystone NPS LLC	California
Keystone Richland Center LLC	Ohio
Keystone WSNC, L.L.C.	North Carolina
Kids Behavioral Health Of Utah, Inc.	Utah
Kingwood Pines Hospital, LLC	Texas
La Amistad Residential Treatment Center, LLC	Florida
Lancaster Hospital Corporation	California
Lebanon Hospital Partners, LLC	Tennessee
Mayhill Behavioral Health, LLC	Texas
Meridell Achievement Center, Inc.	Texas
Michigan Psychiatric Services, Inc.	Michigan
Millwood Hospital, L.P.	Texas
Milwaukee Behavioral Health, LLC	Wisconsin
Neuro Institute Of Austin, L.P.	Texas
North Spring Behavioral Healthcare, Inc.	Tennessee
Northern Indiana Partners, LLC	Tennessee
Northwest Texas Healthcare System, Inc.	Texas
Oak Plains Academy Of Tennessee, Inc.	Tennessee
Palmetto Behavioral Health System, L.L.C.	South Carolina
Palmetto Lowcountry Behavioral Health, L.L.C.	South Carolina
Palm Point Behavioral Health, LLC	Florida
Park Healthcare Company	Tennessee
Pennsylvania Clinical Schools, Inc.	Pennsylvania
PSJ Acquisition, LLC	North Dakota
Psychiatric Solutions Of Virginia, Inc.	Tennessee

Universal Health Services, Inc. November 9, 2022 Page 12

Entity	Jurisdiction of incorporation or organization
Ridge Outpatient Counseling, L.L.C.	Kentucky
River Oaks, Inc.	Louisiana
Riverside Medical Clinic Patient Services, L.L.C.	California
Rolling Hills Hospital, LLC	Tennessee
Samson Properties, LLC	Florida
Schick Shadel of Florida, LLC	Florida
SHC-KPH, LP	Texas
Southeastern Hospital Corporation	Tennessee
SP Behavioral, LLC	Florida
Sparks Family Hospital, Inc.	Nevada
Summit Oaks Hospital, Inc.	New Jersey
Sunstone Behavioral Health, LLC	Tennessee
Temecula Valley Hospital, Inc.	California
Temple Behavioral Healthcare Hospital, Inc.	Texas
Tennessee Clinical Schools, LLC	Tennessee
Texas Cypress Creek Hospital, L.P.	Texas
Texas Laurel Ridge Hospital, L.P.	Texas
Texas Oaks Psychiatric Hospital, L.P.	Texas
Texas San Marcos Treatment Center, L.P.	Texas
Texas West Oaks Hospital, L.P.	Texas
The Arbour, Inc.	Massachusetts
The Bridgeway, LLC	Arizona
The National Deaf Academy, LLC	Florida
Three Rivers Behavioral Health, LLC	South Carolina
Three Rivers Healthcare Group, LLC	South Carolina
Turning Point Care Center, LLC	Georgia
UHS Holding Company, Inc.	Nevada
UHS Of Fuller, Inc.	Massachusetts
UHS Of Hampton, Inc.	New Jersey

Universal Health Services, Inc. November 9, 2022 Page 13

Entity	Jurisdiction of incorporation or organization
UHS Of Hartgrove, Inc	Illinois
UHS Of Lancaster, LLC	Pennsylvania
UHS Of New Orleans, LLC	Louisiana
UHS Of Oklahoma, LLC	Oklahoma
UHS Of Pennsylvania, Inc.	Pennsylvania
UHS Of River Parishes, Inc.	Louisiana
UHS Of Timberlawn, Inc.	Texas
UHS Of Westwood Pembroke, Inc.	Massachusetts
UHS Oklahoma City LLC	Oklahoma
UHSD, L.L.C.	Nevada
UHSL, L.L.C.	Nevada
United Healthcare Of Hardin, Inc.	Tennessee
Universal Health Services Of Rancho Springs, Inc.	California
University Behavioral, LLC	Florida
Valle Vista Hospital Partners, LLC	Tennessee
Valley Hospital Medical Center, Inc.	Nevada
Wellington Regional Medical Center, LLC	Florida
Wellstone Regional Hospital Acquisition, LLC	Indiana
Windmoor Healthcare Inc.	Florida
Zeus Endeavors, LLC	Florida